Filed Pursuant to Rule 424(b)(5)
Registration No. 333-201838

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, $0.001 par value per share	$150,000,000.00	$15,105.00

(1)	The filing fee of $15,105.00 is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 3, 2015)

$150,000,000

Common Stock

We have entered into a sales agreement with Cowen and Company, LLC, or Cowen, relating to shares of our common stock, $0.001 par value per share, offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell from time to time shares of our common stock having an aggregate offering price of up to $150,000,000.

Our common stock trades on The NASDAQ Global Select Market under the symbol “RARE”. On June 30, 2016, the last reported sale price for our common stock on The NASDAQ Global Select Market was $48.91 per share.

Subject to the terms and conditions of the sales agreement, Cowen may sell the common stock by any methods deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including block transactions, or as otherwise agreed upon by Cowen and us. Cowen will act as sales agent using its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The NASDAQ Global Stock Market, LLC.

We will pay Cowen a commission, or allow a discount, for its services in acting as agent and/or principal in the sale of common stock, of up to 3.0% of the gross sales price per share of all shares sold through it as agent under the sales agreement.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Cowen and Company

The date of this prospectus supplement is July 1, 2016

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. In the event that the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined.

We have not authorized anyone to provide you with information other than that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations, and prospects may have changed since that date.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Ultragenyx,” “we,” “us,” “our,” the “company” or similar references refer to Ultragenyx Pharmaceutical Inc.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements that involve risks and uncertainties. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements other than statements of historical facts contained in this Quarterly Report on Form 10-Q are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words, or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•	our expectations regarding the timing of commencing our clinical studies and reporting results from same;

•	the timing and likelihood of regulatory approvals for our product candidates;

•	the potential market opportunities for commercializing our product candidates;

•	our expectations regarding the potential market size and the size of the patient populations for our product candidates, if approved for commercial use;

•	estimates of our expenses, future revenue, capital requirements, and our needs for additional financing;

•	our ability to develop, acquire, and advance product candidates into, and successfully complete, clinical studies;

•	the implementation of our business model and strategic plans for our business and product candidates;

•	the initiation, timing, progress, and results of future preclinical studies and clinical studies, and our research and development programs;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates;

•	our ability to maintain and establish collaborations or obtain additional funding;

•	our ability to maintain and establish relationships with third parties, such as contract research organizations, suppliers, and distributors;

•	our financial performance and expansion of our organization;

•	our ability to obtain supply of our product candidates;

•	developments and projections relating to our competitors and our industry;

•	our use of proceeds from this offering; and

•	other risks and uncertainties, including those listed in “Risk Factors.”

Any forward-looking statements in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those discussed “Risk Factors” and elsewhere and incorporated by reference in this prospectus. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus also contains estimates, projections, and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources.

PROSPECTUS SUPPLEMENT SUMMARY

The items in the following summary are described in more detail later in this prospectus supplement and the accompanying prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider before buying our common stock. Therefore, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the information in our filings with the Securities and Exchange Commission, or SEC, incorporated by reference herein, before deciding to invest in our common stock. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-7 of this prospectus supplement and page 4 of the accompanying prospectus and those identified in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

The Company

We are a clinical-stage biopharmaceutical company focused on the identification, acquisition, development, and commercialization of novel products for the treatment of serious rare and ultra-rare diseases, with a focus on serious, debilitating genetic diseases. We target diseases for which the unmet medical need is high, the biology for treatment is clear, and for which there are no currently approved therapies. Since our inception in 2010, we have in-licensed potential treatments for multiple rare genetic disorders. Our strategy, which is predicated upon time- and cost-efficient drug development, allows us to pursue multiple programs in parallel with the goal of delivering safe and effective therapies to patients with the utmost urgency.

Our current clinical-stage pipeline consists of two product categories: biologics (including a monoclonal antibody and an enzyme replacement therapy); and small-molecule substrate replacement therapies. Enzymes are proteins that the body uses to process materials needed for normal cellular function, and substrates are the materials upon which enzymes act. When enzymes or substrates are missing, the body is unable to perform its normal cellular functions, often leading to significant clinical disease. Several of our therapies are intended to replace deficient enzymes or substrates.

Our biologics pipeline includes the following product candidates in clinical development for the treatment of three diseases:

•	KRN23, or UX023, is an antibody targeting fibroblast growth factor 23, or FGF23, in development for the treatment of X-linked hypophosphatemia, or XLH, a rare genetic disease that impairs bone growth. We are developing KRN23 pursuant to our collaboration with Kyowa Hakko Kirin Co., Ltd., or KHK. KHK has completed one Phase 1 study, one Phase 1/2 study, and one longer-term Phase 1/2 study of KRN23 in adults with XLH. We initiated a Phase 2 pediatric study in July 2014, and additional data from this study are expected in the second half of 2016. We and our partner, KHK, plan to file an application near the end of 2016 seeking Conditional Marketing Authorization in the EU based on these data. In addition, we plan to proceed with a pediatric Phase 3 study in mid-2016. We initiated a Phase 3 adult study in December 2015, and we have an ongoing adult open-label bone quality study.

•	KRN23 is also being developed for the treatment of tumor-induced osteomalacia, or TIO. TIO results from typically benign tumors that produce excess levels of FGF23, which can lead to severe hypophosphatemia, osteomalacia, fractures, fatigue, bone and muscle pain, and muscle weakness. We initiated a Phase 2 study of KRN23 in adult inoperable TIO patients in March 2015. We released interim data from the first eight patients in this study in April 2016 and expect additional bone data in the second half of 2016.

•	Recombinant human beta-glucuronidase, or rhGUS or UX003, is an enzyme replacement therapy we are developing for the treatment of mucopolysaccharidosis 7, or MPS 7, a rare lysosomal storage disease that often leads to multi-organ dysfunction, pervasive skeletal disease, and death. We completed enrollment of a Phase 3 clinical study in June 2015, and data are expected in mid-2016.

Our substrate replacement therapy pipeline includes the following product candidates in clinical development for the treatment of three diseases:

•	UX007 is a synthetic triglyceride with a specifically designed chemical composition being studied in an open-label Phase 2 study for the treatment of long-chain fatty acid oxidation disorders, or LC-FAOD, a set of rare metabolic diseases that prevents the conversion of fat into energy and can cause low blood sugar, muscle rupture, and heart and liver disease. Interim results were recently reported, and additional 78-week data from the study are expected in the second half of 2016. The Company is planning for a Phase 3 study that it expects to initiate in 2017 after discussions with regulatory authorities.

•	UX007 is also in a Phase 2 study for the treatment of glucose transporter type-1 deficiency syndrome, or Glut1 DS, a rare metabolic disease of brain energy deficiency that is characterized by seizures, developmental delay, and movement disorder. The Phase 2 study in Glut1 DS patients with seizures is ongoing, and we expect data in the second half of 2016. A Phase 3 study in the movement disorder phenotype of Glut1 DS is expected to begin in the second half of 2016.

•	Aceneuramic acid extended-release, or Ace-ER or UX001, is an extended-release form of aceneuramic acid in a Phase 2 extension study for the treatment of GNE myopathy, a neuromuscular disorder that causes muscle weakness and wasting. We initiated a Phase 3 study in May 2015 and data from the study are expected in 2017. We filed a Marketing Authorization Application, or MAA, seeking conditional approval from the European Medicines Agency, or EMA, for the use of Ace-ER in the treatment of GNE myopathy, which was accepted for review in October 2015. The Committee for Orphan Medicinal Products for Human Use (CHMP) opinion on the conditional marketing authorization application is expected in the second half of 2016, and a decision from the European Commission is expected in the first half of 2017.

Corporate Information

We were founded in April 2010 as a California corporation, and we reincorporated as a Delaware corporation in June 2011. Our principal executive offices are located at 60 Leveroni Court, Novato, CA 94949, and our telephone number is (415) 483-8800. Our website address is www.ultragenyx.com. The information on, or that can be accessed through, our website is not part of this prospectus. We have included our website address as an inactive textual reference only.

THE OFFERING

Common stock offered by us	Shares of common stock having an aggregate offering price of up to $150,000,000.

Common stock to be outstanding after this offering	Up to 42,059,203 shares of common stock, assuming the sale of all of the shares offered hereby at a price of $48.91 per share, which was the last reported sale price of our common stock on The NASDAQ Global Select Market on June 30, 2016. The actual number of shares will vary depending on the sales prices at which our common stock is sold under this offering.

Manner of offering	At-the-market offering that may be made from time to time through our agent, Cowen and Company, LLC. See “Plan of Distribution” on page S-13 of this prospectus.

Use of proceeds	We intend to use the net proceeds of the offering to advance Ace-ER, rhGUS, triheptanoin and KRN23 in the U.S. and other markets. We may also use a portion of the net proceeds to in-license, acquire, or invest in additional businesses, technologies, products, or assets, though we currently have no specific agreements, commitments, or understandings with respect to any material in-licensing or acquisition transactions. Finally, we may use any remaining net proceeds to invest in early-stage translational research, additional clinical activities, supportive general and administrative activities, potential commercial preparations, hiring of additional personnel, and expansion of our facilities, as well as for additional working capital and other general corporate purposes.

Risk factors	You should read the “Risk Factors” section of this prospectus and our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, incorporated by reference herein, for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

NASDAQ Global Select Market symbol	“RARE”

The number of shares of common stock to be outstanding after this offering is based on 38,992,346 shares of common stock outstanding as of March 31, 2016.

The number of shares of our common stock to be outstanding after this offering excludes the following:

•	3,878,842 shares of common stock issuable upon the exercise of outstanding stock options as of March 31, 2016 having a weighted-average exercise price of $57.72 per share;

•	228,897 shares of common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2016;

•	149,700 shares of common stock issuable upon the exercise of outstanding warrants as of March 31, 2016 having a weighted-average exercise price of $3.01 per share;

•	2,238,250 shares of common stock reserved for issuance pursuant to future equity awards under our 2014 Incentive Plan as of March 31, 2016, as well as any future increases in the number of shares of our common stock reserved for future issuance under this plan; and

•	1,380,922 shares of common stock reserved for future issuance under our 2014 Employee Stock Purchase Plan, or 2014 ESPP, as of March 31, 2016, as well as any future increases in the number of shares of our common stock reserved for future issuance under the 2014 ESPP.

Except as otherwise indicated, all information contained in this prospectus assumes no exercise of outstanding options or warrants after March 31, 2016.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described below, together with the other information contained in this prospectus or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in this prospectus and our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein in their entirety. If any of the risks incorporated by reference herein or set forth below occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to and Investment in our Common Stock and this Offering

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing shares of common stock in this offering will pay a price per share that substantially exceeds the as-adjusted book value per share of our tangible assets after subtracting our liabilities. As a result, investors purchasing shares of common stock in this offering will incur immediate dilution of $33.81 per share, based on an assumed public offering price of $48.91 per share, which is the last reported sale price of our common stock on The NASDAQ Global Select Market on June 30, 2016, and our as-adjusted net tangible book value as of March 31, 2016 after giving effect to this offering. For information on how the foregoing amounts were calculated, see “Dilution.”

This dilution is due to the substantially lower price paid by our investors who purchased shares prior to this offering as compared to the price offered to the public in this offering, and the exercise of stock options granted to our employees. In addition, as of March 31, 2016, we had outstanding 228,897 restricted stock units and options and warrants to purchase 4,028,542 shares of our common stock; the vesting of the restricted stock units and the exercise of any of these options or warrants would result in additional dilution. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the market price of our common stock could decline. Based upon the number of shares of common stock outstanding as of March 31, 2016, and an assumed offering price per share of $48.91 as of June 30, 2016, upon the closing of this offering we will have outstanding a total of approximately 42,059,203 shares of common stock. Of these shares, the shares of our common stock sold in our public offerings in 2014 and 2015 are currently freely tradable, and the shares to be sold in this offering, will be freely tradable, without restriction, in the public market immediately following this offering

We will have broad discretion in the use of the net proceeds to us from this offering; we may not use the offering proceeds that we receive effectively.

Our management will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds to us from this offering, their ultimate use may vary from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds to us from this offering in investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

The market price of our common stock may be highly volatile.

The market price of our common stock has been, and is likely to continue to be, volatile, including for reasons unrelated to changes in our business. Our stock price could be subject to wide fluctuations in response to a variety of factors, including but not limited to the following:

•	adverse results or delays in preclinical or clinical studies;

•	any inability to obtain additional funding;

•	any delay in filing an investigational new drug application, or IND, new drug application, or NDA, biologics license application, or BLA, MAA, or other regulatory submission for any of our product candidates and any adverse development or perceived adverse development with respect to the applicable regulatory agency’s review of that IND, NDA, BLA, MAA, or other regulatory submission;

•	the perception of limited market sizes or pricing for our product candidates;

•	failure to successfully develop and commercialize our product candidates;

•	the level of any revenue we receive from named patient sales;

•	post-marketing safety issues;

•	failure to maintain our existing strategic collaborations or enter into new collaborations;

•	failure by us or our licensors and strategic collaboration partners to prosecute, maintain, or enforce our intellectual property rights;

•	changes in laws or regulations applicable to our products;

•	any inability to obtain adequate product supply for our product candidates or the inability to do so at acceptable prices;

•	adverse regulatory decisions;

•	introduction of new products, services, or technologies by our competitors;

•	failure to meet or exceed financial projections we may provide to the public;

•	failure to meet or exceed the financial projections of the investment community;

•	the perception of the pharmaceutical industry by the public, legislatures, regulators, and the investment community;

•	announcements of significant acquisitions, strategic partnerships, joint ventures, or capital commitments by us, our strategic collaboration partner, or our competitors;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for our technologies;

•	additions or departures of key scientific or management personnel;

•	significant lawsuits, including patent or stockholder litigation;

•	securities or industry analysts’ reports regarding our stock, or their failure to issue such reports;

•	changes in the market valuations of similar companies;

•	general market or macroeconomic conditions;

•	sales of our common stock by us or our stockholders in the future; and

•	trading volume of our common stock.

In addition, biotechnology and biopharmaceutical companies in particular have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We will need additional capital in the future to continue our planned operations. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities, or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities, or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. These sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

Pursuant to our 2014 Incentive Plan, or the 2014 Plan, our management is authorized to grant stock options and other equity-based awards to our employees, directors, and consultants. An aggregate of 2,250,000 shares were available for issuance at the inception of the 2014 Plan. The number of shares available for future grant under the 2014 Plan will automatically increase on January 1 of each year (as of January 1, 2015) by the lesser of 2,500,000 shares or 4% of all shares of our capital stock outstanding as of December 31 of the prior calendar year, subject to the ability of our compensation committee to take action to reduce the size of the increase in any given year. Currently, we plan to register the increased number of shares available for issuance under the 2014 Plan each year.

Pursuant to our 2014 ESPP eligible employees can acquire shares of our common stock at a discount to the prevailing market price, and an aggregate of 600,000 shares were available for issuance at the inception of the 2014 ESPP. The number of shares available for issuance under the 2014 ESPP will automatically increase on January 1 of each year (as of January 1, 2015) by the lesser of 1,200,000 shares or 1% of all shares of our capital stock outstanding as of December 31 of the prior calendar year, subject to the ability of our compensation committee to take action to reduce the size of the increase in any given year. If our board of directors elects to increase the number of shares available for future grant under the 2014 Plan or the 2014 ESPP, our stockholders may experience additional dilution, which could cause our stock price to fall.

USE OF PROCEEDS

We intend to use the net proceeds of the offering to continue to advance our clinical and preclinical pipeline, including funding of late-stage clinical studies and potential pre-commercial activities, and to increase investment in early-stage research capabilities and general infrastructure, with any remaining proceeds to be used for other ongoing research and development, working capital and other general corporate purposes. We may also use a portion of the net proceeds to in-license, acquire, or invest in additional businesses, technologies, products, or assets, though we currently have no specific agreements, commitments, or understandings with respect to any in-licensing or acquisitions.

Our expected use of net proceeds to us from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above. Due to the many variables inherent to the development of our product candidates, we cannot currently predict the stage of development we expect the net proceeds to us of this offering to achieve for our clinical studies and product candidates.

The amount and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing and success of preclinical studies, our ongoing clinical studies or clinical studies we may commence in the future and the timing of regulatory submissions. As a result, our management will have broad discretion over the use of the net proceeds to us from this offering.

Pending the use of the proceeds to us from this offering, we intend to invest these proceeds in interest-bearing, investment-grade securities, certificates of deposit, or government securities.

Our operating expenses for the three month period ended March 31, 2016 was $53.6 million. We expect that our quarterly and annual operating expenses will accelerate in 2016, as well as further accelerate in 2017, as we advance development of KRN23 in XLH and TIO, proceed through our Phase 3 clinical study of rhGUS in MPS 7, and progress UX007 for LC-FAOD and Glut1.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as-adjusted net tangible book value per share of our common stock immediately after this offering.

Net tangible book value per share is determined by dividing our total tangible assets less our total liabilities by the number of shares of common stock outstanding. Our historical net tangible book value as of March 31, 2016 was approximately $489.8 million, or $12.56 per share.

Dilution per share to new investors represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as-adjusted net tangible book value per share of common stock immediately after completion of this offering. After giving effect to the sale of an assumed 3,066,857 shares of common stock in this offering by us as of the date hereof at an assumed public offering price of $48.91 per share, which is the last reported sale price of our common stock on The NASDAQ Global Select Market on June 30, 2016, and after deducting the estimated sales agent commissions or discounts and estimated offering expenses payable by us, our as-adjusted net tangible book value as of March 31, 2016 would have been $635.2 million, or $15.10 per share. This represents an immediate increase in net tangible book value of $2.54 per share to existing stockholders and an immediate dilution of $33.81 per share to investors participating in this offering, as illustrated in the following table:

Assumed public offering price per share		$48.91
Historical net tangible book value per share as of March 31, 2016	$12.56
Increase in as-adjusted net tangible book value per share attributable to new investors	2.54
As-adjusted net tangible book value per share after this offering		15.10

Dilution per share to investors participating in this offering		$33.81

Each $1.00 decrease in the assumed public offering price of $48.91 per share, which is the last reported sale price of our common stock on The NASDAQ Global Select Market on June 30, 2016, would decrease the as adjusted net tangible book value by approximately $3.0 million, or approximately $0.07 per share, and decrease the dilution per share to new investors by approximately $0.93 per share, assuming that the dollar value of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated sales agent commissions or discounts and estimated offering expenses payable by us. A decrease of 100,000 shares in the number of shares offered by us would decrease the as adjusted net tangible book value by approximately $4.74 million, or approximately $0.08 per share, and the dilution per share to new investors would be approximately $33.89 per share, assuming that the assumed public offering price remains the same and after deducting the estimated sales agent commissions or discounts and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering.

The foregoing calculations exclude the following shares as of March 31, 2016:

•	3,878,842 shares of common stock issuable upon the exercise of outstanding stock options as of March 31, 2016 having a weighted-average exercise price of $57.72 per share;

•	228,897 shares of common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2016;

•	149,700 shares of common stock issuable upon the exercise of outstanding warrants as of March 31, 2016 having a weighted-average exercise price of $3.01 per share;

•	2,238,250 shares of common stock reserved for issuance pursuant to future equity awards under our 2014 Plan as of March 31, 2016 as well as any future increases in the number of shares of our common stock reserved for future issuance under this plan; and

•	1,380,922 of common stock reserved for future issuance under our 2014 ESPP, as well as any future increases in the number of shares of our common stock reserved for future issuance under the 2014 ESPP.

Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. New investors will experience further dilution if any of our outstanding options or warrants are exercised, new options are issued and exercised under our equity incentive plans or we issue additional shares of common stock, other equity securities or convertible debt securities in the future.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cowen, under which we may issue and sell from time to time up to $150,000,000 of our common stock through Cowen as our sales agent. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on The NASDAQ Global Select Market or any other trading market for our common stock, or sales to or through a market maker other than on an exchange. If authorized by us in writing, Cowen may also sell our shares of common stock by any other method permitted by law, including negotiated transactions, and Cowen may also purchase shares of our common stock as principal.

Cowen will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our common stock being made through Cowen under the sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Cowen as sales agent shall be up to 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $172,600. Certain of these expenses may be reimbursed by Cowen.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Cowen will provide written confirmation to us following the close of trading on The NASDAQ Global Select Market on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the third business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, Cowen may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen may be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transactions that stabilizes our common stock.

Our common stock is listed on The NASDAQ Global Select Market and trades under the symbol “RARE.” The transfer agent of our common stock is American Stock Transfer & Trust Company, LLC.

Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP, San Francisco, California will pass upon the validity of the shares of common stock offered hereby. Certain legal matters in connection with this offering will be passed upon for the sales agent by Goodwin Procter LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at www.sec.gov, as well as at our website at www.ultragenyx.com. You may also read and copy, at prescribed rates, any document we file with the SEC at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the SEC’s Public Reference Rooms.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us:

1.	Our Annual Reports on Form 10-K for the year ended December 31, 2015 (and any portions of our Definitive Proxy Statement on Schedule 14A filed on April 18, 2016 that are incorporated by reference into such Annual Report on Form 10-K);

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016;

3.	Our Current Reports on Form 8-K filed with the SEC on March 22, 2016, June 10, 2016, June 15, 2016, and June 16, 2016; and

4.	The description of our common stock contained in our registration statement on Form 8-A (File No. 001-36276) filed with the SEC on January 24, 2014 filed, including any amendment or report filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Ultragenyx Pharmaceutical Inc., 60 Leveroni Court, Suite 200, Novato, California 94949, Attention: Investor Relations, telephone: (415) 483-8800. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Under this prospectus, we or any selling stockholder may offer and sell from time to time, in one or more offerings, an indeterminate number of shares of our common stock, preferred stock, debt securities and warrants or any combination thereof separately or in units. The warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock, the preferred stock may be convertible into or exchangeable for common stock and the debt securities may be convertible into or exchangeable for common stock or preferred stock. Each time securities are offered or sold pursuant to this prospectus, we will describe in a prospectus supplement the securities being offered and sold, as well as the specific terms of the securities.

We or any selling stockholder may offer these securities in amounts, at prices and on terms determined at the time of offering. We or any selling stockholder may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement or sales agreement prospectus.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “RARE”. The last reported sale price of our common stock on The NASDAQ Global Select Market on February 2, 2015 was $56.74 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AS WELL AS THOSE IN ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 3, 2015

We have not authorized anyone to provide you with information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. The information contained in this prospectus is accurate only as of the date of this prospectus, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations, and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration, we and/or selling stockholders may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock, debt securities or any combination thereof separately or in units, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we and/or selling stockholders may offer. Each time we and/or selling stockholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the securities being offered and specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or related free writing prospectus, you should rely on the prospectus supplement or any related free writing prospectus we or a selling stockholder may authorize to be provided to you. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information” before you invest in our securities.

Neither we nor any selling stockholder have authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we or a selling stockholder may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document (unless the information specifically indicates that another date applies) and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Ultragenyx,” “we,” “us,” “our,” the “company” or similar references refer to Ultragenyx Pharmaceutical Inc.; and the term “securities” refers collectively to our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities, or any combination of the foregoing securities.

We have filed trademark applications with the U.S. Patent and Trademark Office for the marks Ultragenyx™ and Ultragenyx Pharmaceutical™, and we are developing commercial names for our product candidates. This prospectus, and the information incorporated by reference herein, also contains trademarks of others, including Aldurazyme®, Naglazyme®, Kuvan®, Vimizim™, Lumizyme® and Myozyme®. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ABOUT ULTRAGENYX PHARMACEUTICAL INC.

Ultragenyx is a clinical-stage biopharmaceutical company focused on the identification, acquisition, development, and commercialization of novel products for the treatment of rare and ultra-rare diseases, with a focus on serious, debilitating genetic diseases. We target diseases for which the unmet medical need is high, the biology for treatment is clear, and for which there are no approved therapies. Since our inception in 2010, we have in-licensed potential treatments for multiple rare genetic disorders. Our strategy, which is predicated upon time- and cost-efficient drug development, allows us to pursue multiple programs in parallel with the goal of delivering safe and effective therapies to patients with the utmost urgency.

Our current pipeline consists of two product categories: biologics, including a monoclonal antibody and enzyme replacement therapies; and small-molecule substrate replacement therapies. Enzymes are proteins that the body uses to process materials needed for normal cellular function, and substrates are the materials upon which enzymes act. When enzymes or substrates are missing, the body is unable to perform its normal cellular functions, often leading to significant clinical disease. Several of our therapies are intended to replace deficient enzymes or substrates.

Our biologics pipeline includes the following product candidates:

•	KRN23, or UX023, is an antibody targeting fibroblast growth factor 23, or FGF23, intended for the treatment of X-linked hypophosphatemia, or XLH, a rare genetic disease that impairs bone growth. We are developing KRN23 pursuant to our collaboration with Kyowa Hakko Kirin Co., Ltd., or KHK. KHK has completed one Phase 1 study, one Phase 1/2 study, and one longer-term Phase 1/2 study of KRN23 in adults with XLH. We initiated a Phase 2 pediatric study in July 2014 that has been fully enrolled. We also expect to initiate a Phase 2b clinical study in adults with XLH in 2015.

•	KRN23 is also intended for the treatment of tumor-induced osteomalacia, or TIO. TIO results from typically benign tumors that produce excess levels of FGF23, which can lead to severe osteomalacia, bone fractures, bone and muscle pain, and muscle weakness. We intend to initiate a Phase 2 study of KRN23 in six adult TIO patients in the first half of 2015.

•	rhGUS, or UX003, is an enzyme replacement therapy we are developing for the treatment of mucopolysaccharidosis 7, or MPS 7, a rare lysosomal storage disease that often leads to multi-system disease, pervasive skeletal disease, and early death. We initiated a Phase 3 clinical study in December 2014.

•	rhPPCA, or UX004, is an enzyme replacement therapy in preclinical development for galactosialidosis, a rare lysosomal storage disease that can cause multi-system clinical disease similar to MPS 7, including an enlarged liver, joint disease, abnormal bone development, short stature, and early death. We continue preclinical development of rhPPCA.

Our substrate replacement therapy pipeline includes the following product candidates in development for three diseases:

•	Triheptanoin, or UX007, is a synthetic triglyceride with a specifically designed chemical composition being studied as an energy substrate replacement therapy in an international open-label Phase 2 study for the treatment of long-chain fatty acid oxidation disorders, or LC-FAOD. LC-FAOD is a set of rare metabolic diseases caused by the inability to convert fat into energy, which leads to low blood sugar, muscle rupture, and heart and liver disease.

•	Triheptanoin is also in a Phase 2 study for the treatment of glucose transporter type-1 deficiency syndrome, or Glut1 DS, a rare metabolic disease of brain energy deficiency that is characterized by seizures, developmental delay, and movement disorder.

•	SA-ER, or UX001, is an extended-release form of sialic acid in a Phase 2 extension study for the treatment of hereditary inclusion body myopathy, or HIBM, a neuromuscular disorder that causes muscle weakness and wasting. We plan to initiate a Phase 3 clinical study by mid-2015 and intend to file a Marketing Authorization Application seeking conditional approval from the European Medicines Agency for the use of SA-ER in the treatment of HIBM in the second half of 2015.

Ultragenyx was incorporated in California in April 2010 and was reincorporated in Delaware in June 2011. Our principal executive offices are located at 60 Leveroni Court, Novato, California 94949, and our telephone number is (415) 483-8800. Our web site address is www.ultragenyx.com. The information on, or that can be accessed through, our web site is not part of this prospectus. We have included our web site address as an inactive textual reference only. Additional information about Ultragenyx can be found on our web site and in our periodic and current reports filed with the SEC. Copies of our current and periodic reports filed with the SEC are available at the SEC Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, and online at www.sec.gov and our web site at www.ultragenyx.com. For additional information about our company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement to this prospectus as well as in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, or the Exchange Act. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•	our expectations regarding the timing of commencing our clinical studies and reporting results from same;

•	the timing and likelihood of regulatory approvals for our product candidates;

•	the potential market opportunities for commercializing our product candidates;

•	our expectations regarding the potential market size and the size of the patient populations for our product candidates, if approved for commercial use;

•	estimates of our expense, future revenue, capital requirements, and our needs for additional financing;

•	our ability to develop, acquire, and advance product candidates into, and successfully complete, clinical studies;

•	the implementation of our business model and strategic plans for our business and product candidates;

•	the initiation, timing, progress, and results of future preclinical studies and clinical studies, and our research and development programs;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates;

•	our ability to maintain and establish collaborations or obtain additional funding;

•	our ability to maintain and establish relationships with third parties, such as contact research organizations, suppliers and distributors;

•	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•	our use of proceeds under this offering;

•	our financial performance and expansion of our organization;

•	our ability to obtain supply of our product candidates;

•	developments and projections relating to our competitors and our industry; and

•	other risks and uncertainties.

Any forward-looking statements in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section entitled “Risk Factors” and discussed elsewhere in this prospectus. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus also contains estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for recently completed fiscal years and any required interim periods will be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference in the future.

DESCRIPTION OF SECURITIES

We and/or any selling stockholder may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any such securities, or any combination thereof separately or in units, from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we and/or any selling stockholder may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of such securities.

Common Stock. We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. With certain exceptions, the affirmative vote of a majority of our outstanding shares of capital stock is generally required to take action under our amended and restated certificate of incorporation and amended and restated by-laws.

We are authorized to issue 250,000,000 shares of common stock, par value $0.001 per share, of which 31,934,682 shares were issued and outstanding as of December 31, 2014.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “RARE”. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 620 15th Avenue, Brooklyn, New York 11219.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 25,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. The board of directors can fix the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying or preventing a change in control of our company and might harm the market price of our common stock.

No shares of preferred stock were issued and outstanding as of December 31, 2014.

Our board of directors will make any determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders.

If we issue preferred stock pursuant to this prospectus, we will fix the rights, preferences, privileges, qualifications and restrictions of each series of such preferred stock in the certificate of designations relating to that series. If we issue preferred stock pursuant to this prospectus, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement and any free writing prospectus related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series. The paragraphs below describe the general terms and provisions of the debt securities we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indenture that will govern debt securities that we may issue, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. We have included the form of the indenture as an exhibit to our registration statement of which this prospectus is a part, and it is incorporated into this prospectus by reference. Because the summary in this prospectus and in any applicable prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” in this prospectus to find out how you can obtain a copy of those documents. References below to an “indenture” are references to the indenture, as supplemented, under which a particular series of debt securities is issued. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indenture.

General

The indenture:

•	does not limit the amount of debt securities that we may issue;

•	allows us to issue debt securities in one or more series;

•	does not require us to issue all of the debt securities of a series at the same time; and

•	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

The prospectus supplement for each offering of debt securities will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior, senior subordinated or subordinated debt securities;

•	the aggregate principal amount of the debt securities being offered and any limit on their aggregate principal amount, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

•	the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the full principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or preferred stock or the method by which any such portion shall be determined;

•	if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto, and any applicable limitations on the ownership or transferability of common stock or preferred stock received on conversion;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which we will determine those dates;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	any collateral securing the performance of our obligations under the debt securities;

•	the place or places where the principal of, premium, if any, and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

•	any right or obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision;

•	the currency or currencies (including any composite currency) in which the debt securities are denominated and payable if other than United States dollars, and the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

•	whether the amount of payments of principal of, premium, if any, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•	whether the debt securities will be in registered form, bearer form or both, and the terms of these forms;

•	whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

•	any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form;

•	whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•	any deletions from, modifications of, or additions to our events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the terms of the indenture. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

Neither the Delaware General Corporation Law nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware court cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as “restricted subsidiaries.” The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.

Events of Default

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•	our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time); or

•	certain events of bankruptcy, insolvency or reorganization occur with respect to Ultragenyx or any restricted subsidiary of Ultragenyx that is a significant subsidiary (as defined in the indenture).

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the trustee or the holders of 25% or more in principal amount of the outstanding debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable immediately. However, the holders of at least a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The indenture also provides that the holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may, on behalf of all holders, waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest.

The indenture will require the trustee to give notice to the holders of debt securities within 90 days after the trustee obtains knowledge of a default that has occurred and is continuing. However, the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Modification, Amendment, Supplement and Waiver

Without notice to or the consent of any holder of any debt security, we and the trustee may modify, amend or supplement the indenture or the debt securities of a series:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

•	to provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	to create a series and establish its terms;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to release a guarantor in respect of any series which, in accordance with the terms of the indenture applicable to such series, ceases to be liable in respect of its guarantee;

•	to add a guarantor subsidiary in respect of any series of debt securities;

•	to secure any series of debt securities;

•	to add to the covenants of Ultragenyx for the benefit of the holders or surrender any right or power conferred upon Ultragenyx;

•	to appoint a successor trustee with respect to the securities;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to make any change that does not adversely affect the rights of holders; or

•	to conform the provisions of the indenture to the final offering document in respect of any series of debt securities.

The indenture will provide that we and the trustee may modify, amend, supplement or waive any provision of the debt securities of a series or of the indenture relating to such series with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of such series. However, without the consent of each holder of a debt security the terms of which are directly modified, amended, supplemented or waived, a modification, amendment, supplement or waiver may not:

•	reduce the amount of debt securities of such series whose holders must consent to a modification, amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest, including defaulted interest;

•	reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities of a series in a manner adverse to holders;

•	make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

•	modify the ranking or priority of the debt securities of the relevant series;

•	release any guarantor of any series from any of its obligations under its guarantee or the indenture otherwise than in accordance with the terms of the indenture;

•	make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series, except to increase the percentage required for modification or waiver or to provide for consent of each affected holder of debt securities of such series;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

•	make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of all holders of debt securities of that series, waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal.

Defeasance

The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•	depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay interest, if any, on and the principal of the debt securities of such series to their maturity or redemption; and

•	complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•	depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay interest, if any, on and the principal of the debt securities of such series to their maturity or redemption; and

•	complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal of and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Concerning the Trustee

The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if the trustee acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No Recourse Against Others

The indenture will provide that there is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any debt security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement and any free writing prospectus related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

Units. We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement or related free writing prospectus, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell our securities pursuant to this prospectus, any applicable prospectus supplement or post-effective amendment.

Information regarding the beneficial ownership of our securities by a selling stockholder, the number of securities being offered by a selling stockholder and the number of securities beneficially owned by a selling stockholder after the applicable offering, where applicable, will be set forth in a prospectus supplement or in a post-effective amendment. The applicable prospectus supplement or post-effective amendment will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement or post-effective amendment.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of any securities issued pursuant to this prospectus, and the terms of any offering pursuant to this prospectus, in the applicable prospectus supplement. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. We may use underwriters with whom we have a material relationship. We will describe in the applicable prospectus supplement, naming the underwriter and the nature of any such relationship.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The applicable prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the applicable prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on The NASDAQ Global Select Market or other principal market for our common stock. We may apply to list any series of debt securities, preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

The legality of the issuance of the securities being offered hereby and the binding nature of any debt securities or warrants being offered hereby is being passed upon by Gibson, Dunn & Crutcher LLP, San Francisco, California. Certain legal matters in connection with securities being offered hereby will be passed upon by counsel for any underwriters, dealers or agents as may be specified in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst  & Young LLP’s report, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2013;

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;

3.	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 23, 2014;

4.	Our Current Reports on Form 8-K filed with the SEC on February 5, 2014, February 25, 2014, July 16, 2014, August 14, 2014 and August 21, 2014; and

5.	The description of our common stock contained in our registration statement on Form 8-A (File No. 001-36276) filed with the SEC on January 24, 2014, including any amendment or report filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Ultragenyx Pharmaceutical Inc., 60 Leveroni Court, Suite 200, Novato, California 94949, Attention: Investor Relations, telephone: (415) 483-8800. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at www.sec.gov, as well as at our website at www.ultragenyx.com. You may also read and copy, at prescribed rates, any document we file with the SEC at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the SEC’s Public Reference Rooms.

* * *

$150,000,000

Common Stock

Prospectus Supplement

Cowen and Company

July 1, 2016